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                                                                   Exhibit 10.63
                                                                   to Form S-4

                                 PROMISSORY NOTE


$1,050,229.63                                                 New York, New York
                                                                   July 16, 1997


         FOR VALUE RECEIVED, Raul Alarcon, Jr. (the "Debtor") hereby promises to pay to the order of Spanish Broadcasting System, Inc. (the "Payee"), at 26 West 56th Street, New York, New York 10019, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of One Million Fifty Thousand Two Hundred Twenty Nine Dollars and Sixty Three Cents ($1,050,229.63), payable upon demand, and to pay interest at said office or place from the date hereof on the unpaid principal balance hereof at a rate of seven per cent (7%) per annum, payable simultaneously with the payment of principal hereunder. Interest shall be calculated on the basis of a 365-day year and actual days. In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

         Whereas the Debtor is a stockholder of the Payee, the Debtor and Payee agree that in the event any dividend of the Payee is declared and payable to the Debtor, the Payee may, at its option, reduce the amount of principal and interest owed hereunder in lieu of making such dividend payment to the Debtor.

         The Debtor and all endorsers, guarantors and sureties hereof hereby severally waive diligence, demand, presentment, protest and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

         The Debtor may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Debtor shall pay accrued interest on the principal so prepaid to the date of such prepayment, and each such prepayment shall be applied to the installments of principal hereunder in the inverse order of maturity.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged.

         In the event the Payee or any holder hereof shall refer this Note to an attorney for collection, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

         In the event of any litigation with respect to any of the Note, the Debtor waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims. The Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to the Note.

         This Note shall be governed by New York Law.


                                                   /s/ Raul Alarcon, Jr.
                                                   ---------------------
                                                   Name: Raul Alarcon, Jr.